UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 8, 2007
ACCESS WORLDWIDE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-23489	52-1309227
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1820 North Fort Myer Drive, Arlington, Virginia		22209
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (703) 292-5210
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On August 8, 2007, Access Worldwide Communications, Inc. (the “Access”) entered into a new 3 year $8.0 million revolving Loan and Security Agreement (the “Loan Agreement”) with Manufacturers and Traders Trust Company; M&T Bank. The Loan Agreement bears an interest rate of the prime rate plus a margin of 1.25%. The Margin is adjustable based on Access’ total liabilities to net worth as defined in the Loan Agreement. All Principal and unpaid interest under the Loan Agreement are due and payable in full on August 7, 2010. Access plans to use the funds for working capital needs.

For further information, reference is made to Access’ press release, dated August 10, 2007, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	LOAN AND SECURITY AGREEMENT, effective as of August 8, 2007 by and between ACCESS WORLDWIDE COMMUNICATIONS, INC. (“Borrower”) and MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”).

99.2	Press Release, Access Worldwide Communications, Inc., August 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS WORLDWIDE COMMUNICATIONS, INC. (Registrant)
Date: August 10, 2007	By /s/ Mark Wright Mark Wright General Counsel, Secretary